UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
 (Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2020

SANARA MEDTECH INC.
 (Exact name of registrant as specified in its charter)

Texas	000-11808	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414 Fort Worth, Texas	76102
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (817)-529-2300

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note:

On July 14, 2020, Sanara MedTech Inc. (the “Company”) filed a Current Report on Form 8-K, disclosing the voting results of the shareholders at the Company’s Annual Meeting of Shareholders held on July 9, 2020. This Amendment No. 1 to such Current Report on Form 8-K discloses in accordance with Item 5.07 of Form 8-K the Company’s decision as to the frequency which the Company will submit an advisory vote of shareholders on the approval of executive compensation.

Item 5.07 Submission of Matters to a Vote of Security Holders

As previously reported in such prior Current Report on Form 8-K, the non-binding advisory vote of the Company’s shareholders on the future frequency of advisory votes of shareholders on approval of the Company’s executive compensation was:

73,503 votes for every year;
3,664 votes for every other year; and
4,941,639 votes for every three years.

After considering the foregoing results of the vote of shareholders, the Company’s Board of Directors determined that the Company will submit future advisory votes of shareholders on the approval of executive compensation every three years until the next required vote on the frequency of advisory shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sanara MedTech Inc.

Date: October 14, 2020	By:	/s/ Michael D. McNeil
Name: Michael D. McNeil
Title: Chief Financial Officer